Exhibit I


                             JOINT FILING AGREEMENT


          The undersigned agree, in accordance with Rule 13d-1(f) under the Securities and Exchange Act of 1934, as amended, to jointly file with the Securities and Exchange Commission the Schedule 13D filed on June 27, 2000 on behalf of the undersigned, and any subsequent amendments thereto.


Dated: June 27, 2000                     ARISTADATA, INC.


                                      By:/s/ David R. Caplan
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                                         David R. Caplan, President


                                         /s/ David R. Caplan
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                                         David R. Caplan


                                         /s/ Maria B. Caplan
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                                         Maria B. Caplan